Exhibit 32(i)

CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        We hereby certify that the accompanying Quarterly Report of CLARCOR Inc. on Form 10-Q for the fiscal quarter ended February 27, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

March 19, 2010	By	/s/ Norman E. Johnson
(Date)		Norman E. Johnson Chairman of the Board, President and Chief Executive Officer

March 19, 2010	By	/s/ Bruce A. Klein
(Date)		Bruce A. Klein Chief Financial Officer and Chief Accounting Officer